FOR IMMEDIATE RELEASE

               INVESTORS BANCORP, INC. ANNOUNCES RESULTS OF ANNUAL
                            MEETING OF STOCKHOLDERS

SHORT HILLS, N.J., October 26, 2006 - Investors Bancorp, Inc. (Nasdaq: ISBC) (the "Company"), the holding company for Investors Savings Bank, today announced the results of the Company's first annual meeting of stockholders, held on October 24, 2006.

Stockholders re-elected Patrick J. Grant, John A. Kirkpatrick, and Joseph H. Shepard III as directors, approved the Company's 2006 Equity Incentive Plan, and ratified the appointment of KPMG LLP as the Company's independent registered public accountants for 2007.

As to the 2006 Equity Incentive Plan, 96% of the shares voted were voted in favor of the Plan, representing 80% of the shares outstanding. In addition, the Equity Incentive Plan received the affirmative vote of 88% of the shares held by stockholders other than Investors Bancorp, MHC, representing 57% of all shares held by stockholders other than Investors Bancorp, MHC. Both Institutional Shareholders Services (ISS) and Glass Lewis & Co. had reviewed the 2006 Equity Incentive Plan and recommended its approval.

About Investors Bancorp, Inc.

Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its corporate headquarters in Short Hills, New Jersey, and forty-six branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean, Somerset and Union Counties, New Jersey. For more information, please visit the Company's website at www.isbnj.com.
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Contacts:


Domenick Cama
Executive Vice President & Chief Financial Officer
(973) 924-5015
dcama@isbnj.com